News ONEOK to Participate in Mizuho Energy Summit TULSA, Okla. – April 5, 2018 – ONEOK, Inc. (NYSE: OKE) will participate in the Mizuho Energy Summit April 9-10, 2018, in Napa, California. Walter S. Hulse III, ONEOK chief financial officer and executive vice president, strategic planning and corporate affairs, and Kevin L. Burdick, ONEOK executive vice president and chief operating officer, will conduct a series of one-on-one meetings with investment- community representatives at the conference. Materials used at the conference will be accessible on ONEOK’s website, www.oneok.com, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time) on April 9, 2018. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 index. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook and Twitter. ### April 5, 2018 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026